Exhibit 99.1

BioCardia Announces Late Breaking Echocardiography Results from the CardiAMP HF Trial to be Presented at Technology and Heart Failure Therapeutics (THT)

February 3, 2026

BioCardia®, Inc. [NASDAQ: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced echocardiography data for the CardiAMP Cell Therapy for the treatment of heart failure has been accepted for Late Breaking Clinical Trial Oral Presentation at the Technology and Heart Failure Therapeutics (THT) Meeting, which takes place March 2-4 in Boston Massachusetts.

On behalf of the CardiAMP HF investigators, the presentation will be made by Dr. Amish Raval, M.D., Professor of Medicine at UW School of Medicine and Public Health and CardiAMP HF Trial National Co-Principal Investigator.

Presentation Title: “Autologous Cell Therapy May Curb Pathological Ventricular Remodeling in Chronic Ischemic HFrEF Patients Selected for Favorable Cell Characteristics - Late Breaking Echocardiography Results from the CardiAMP HF trial.”

Presentation Session: THT Late Breaking Clinical Trial Oral Presentation on March 2 at 2pm EST.

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure intended to increase capillary density and reduce tissue fibrosis of myocardial tissue to address microvascular dysfunction. Clinical development of the CardiAMP Cell Therapy for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies.  For more information visit www.biocardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include, among other things, the presentation of data and future conferences, the protection of the Company’s intellectual property estate, and references to the Company’s investigational product candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120